                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kinder Morgan Energy Partners, L.P. of our report dated March 3, 2004 relating to the balance sheet of Kinder Morgan G.P., Inc., which appears in the Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. dated March 16, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Houston, Texas
January 31, 2005